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                                                                     EXHIBIT 5.1


                          [PORTER & HEDGES LETTERHEAD]


                                  May 12, 1997

Texas Biotechnology Corporation
7000 Fannin, Suite 1920
Houston, Texas 77030

Ladies and Gentlemen:

        We have acted as counsel to Texas Biotechnology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,000,000 shares (the "Shares") of the Company's common stock, par value $.005 per share. The Shares are subject to issuance on the exercise of options granted, or to be granted, or the vesting of shares of restricted stock or phantom stock granted and on the granting of stock bonuses under the Company's Amended and Restated 1995 Stock Option Plan (the "Plan").

        We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

        Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the Shares have been duly and validly authorized and will, on issuance and delivery as contemplated in the Plan, be validly issued, fully paid and nonassessable shares of the Company's capital stock.

        This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/PORTER & HEDGES, L.L.P.

                                Porter & Hedges, L.L.P.